Exhibit 99.1

ROMEO POWER AND RMG ACQUISTION CORP. ANNOUNCE CLOSING OF BUSINESS COMBINATION; ROMEO POWER TO TRADE ON NYSE UNDER TICKER “RMO” AS OF DECEMBER 30, 2020

LOS ANGELES, CA (December 29, 2020) – Romeo Systems, Inc. (“Romeo Power”), an energy technology leader delivering large-scale electrification solutions for complex commercial applications, announced today that it has completed its business combination (“Business Combination”) with RMG Acquisition Corp. (“RMG”) (NYSE: RMG), a special purpose acquisition company. The Business Combination was approved by RMG stockholders in a special meeting held on December 28, 2020 and consummated on December 29, 2020. Beginning on December 30, 2020, Romeo Power’s shares of common stock will trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “RMO” and its warrants will trade on the NYSE under the ticker symbol “RMO.WT”.

The Business Combination valued Romeo Power at a $900 million pre-money enterprise value and resulted in Romeo Power raising approximately $394 million (prior to expenses) in additional equity funding. Approximately 99.8% of RMG shareholders voting their shares voted in favor of the Business Combination and no RMG shareholders redeemed their RMG shares. The additional funds are expected to support Romeo Power’s continued growth and innovation, infrastructure and R&D investments.

“We are very excited about completing our merger with RMG,” remarked Lionel Selwood, Jr., Chief Executive Officer of Romeo Power. “At this inflection point where regulation is driving electrification across the commercial vehicle industry and adjacent sectors, Romeo Power’s energy technology is ready to meet the demand.”

“Today marks a big milestone for Romeo Power and RMG,” commented Robert Mancini, Chief Executive Officer of RMG. “We spent significant time and evaluated hundreds of companies before selecting Romeo Power for this transaction. Romeo Power’s innovative technology and strong parternships solidify its position as a market leader, and we look forward to working with them.”

With more than $545 million in contracted revenues across its diverse and growing set of customers, Romeo Power is delivering simplified, electrification solutions for medium and heavy duty commercial vehicles. The company designs and produces battery management systems, modules and packs in house at its 113,000 square-foot manufacturing facility in Los Angeles, California.

Furthermore, Romeo Power has the support of key strategic investors, including BorgWarner, a large, tier-one automotive supplier with whom it has a joint venture, and Republic Services and The Heritage Group, both leaders in the environmental, recycling and waste removal industries.

Goldman Sachs & Co. LLC served as exclusive financial advisor, and Paul Hastings LLP served as legal advisor to Romeo Power. Morgan Stanley & Co. LLC served as lead financial advisor, Nomura Greentech Capital Advisors, LLC served as financial advisor, and Latham & Watkins LLP served as legal advisor to RMG. Morgan Stanley & Co. LLC also served as sole placement agent to RMG on the PIPE offering. Davis Polk & Wardwell LLP served as legal advisor to Morgan Stanley & Co. LLC.

For more information, please reference RMG and Romeo Power’s proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission

About Romeo Power, Inc.

Romeo Power (NYSE: RMO), founded in 2016 in California by Michael Patterson, is an industry-leading energy technology company focused on designing and manufacturing lithium-ion battery modules and packs for commercial electric vehicles. Through its energy dense battery modules and packs, Romeo Power enables large-scale sustainable transportation by delivering safer, longer lasting batteries with shorter charge times. With greater energy density, Romeo Power is able to create lightweight and efficient solutions that deliver superior performance, and provide improved acceleration, range, safety and durability. Romeo Power’s modules and packs are customizable and scalable, and they are optimized by its proprietary battery management system. The company has approximately 100 employees and more than 60 battery-specific engineers and a 113,000 square foot manufacturing facility in Los Angeles, California with key battery development capabilities performed in-house. On October 5, 2020, Romeo Power and RMG Acquisition Corp. (NYSE: RMG), a special purpose acquisition company, announced a definitive agreement for a business combination that would result in Romeo Power becoming a publicly listed company. The combined company now operates as Romeo Power, Inc. and is listed on the NYSE under the ticker symbol “RMO.” For additional information on Romeo Power, please visit https://romeopower.com

About RMG Acquisition Corp.

RMG Acquisition Corp (NYSE: RMG) is a special purpose acquisition company whose management and board has deep experience in power, renewable energy, environmental services, energy technology and corporate governance. RMG’s team includes top level executives from Goldman Sachs, Carlyle Group, Cogentrix Energy, Deloitte & Touché, Access Industries, Calpine Corporation and Riverside Management Group.

Forward Looking Statements

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of its business combination with RMG; Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement filed by RMG on December 10, 2020 and other documents that the company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Romeo Power

For Investors

ICR, Inc.

RomeoPowerIR@icrinc.com

For Media

ICR, Inc.

RomeoPowerPR@icrinc.com

RMG Acquisition Corp.

Philip Kassin

Chief Operating Officer

pkassin@rmginvestments.com

212-785-2579